UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 6, 2015

AMERICAN HOUSING INCOME TRUST, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive Building 5, Phoenix, Arizona 85085
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On May 8, 2015, and the subsequently through amendment on May 15, 2015, the Board of Directors authorized the issuance of 2,000 shares of common stock to American Realty Partners, LLC, an Arizona limited liability company ("American Realty"), and related party to American Housing Income Trust, Inc. (the "Company") as a result of American Realty exercising its conversion rights associated with the Series I Preferred Stock of the Company post-split. Shortly thereafter, the Company's transfer agent issued 20 shares to American Realty, which was the correct issuance. The prior resolution contained a clerical error in the amount of shares to be issued to American Realty as a result of the conversion. On October 6, 2015, the Board of Directors unanimously approved the amendment of its prior resolutions to correct this error.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
10.1	Second Amended Resolution of the Board of Directors (dated October 6, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By: /s/ Sean Zarinegar
Name: Sean Zarinegar
Title: Chief Executive Officer and President

Dated: October 8, 2015